EXHIBIT 10.33

QuinStreet, Inc.
Restricted Stock Unit (RSU) Grant Notice

With A Change in Control Severance Agreement
2010 Equity Incentive Plan

QuinStreet, Inc. (the “Company”), pursuant to its 2010 Equity Incentive Plan (the “Plan”), hereby grants to you as the Participant named below a Restricted Stock Unit Award with respect to the number of shares of the Company’s Common Stock set forth below.  This Restricted Stock Unit Award is subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement, the Plan Prospectus, the Plan and the Change in Control Severance Agreement, all of which are attached hereto and incorporated herein in their entirety.

Participant:

Date of Grant:

Vesting Commencement Date:

No. of Shares Subject to Award:

Vesting Schedule:

Subject to accelerated vesting under specified circumstances as provided in the Restricted Stock Unit Agreement and the Plan, the Restricted Stock Unit Award shall become vested in installments over four years as follows:

•	25% of the Restricted Stock Unit Award will vest on the first anniversary of the Vesting Commencement Date; and
•	6.25% of the Restricted Stock Unit Award will vest quarterly thereafter for the next 12 quarters.

No Monetary Payment Required.  You are not required to make any monetary payment (other than applicable Tax Obligations (as defined in the Restricted Stock Unit Agreement)) as a condition to receiving the Restricted Stock Unit Award or shares of Common Stock issued upon vesting and settlement of the Restricted Stock Unit Award.

Additional Terms/Acknowledgements: The Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit (RSU) Grant Notice, the Restricted Stock Unit Agreement, the Change in Control Severance Agreement, the Plan Prospectus, and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit (RSU) Grant Notice, the Restricted Stock Unit Agreement, the Change in Control Severance Agreement, the Plan Prospectus, and the Plan set forth the entire understanding between Participant and the Company regarding this Award.

Attachments:	Restricted Stock Unit Agreement, 2010 Equity Incentive Plan, 2010 Equity Incentive Plan Prospectus, Change in Control Severance Agreement

QuinStreet, Inc.
2010 Equity Incentive Plan

Restricted Stock Unit Agreement

With A Change in Control Severance Agreement

Pursuant to the Restricted Stock Unit (RSU) Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (this “Agreement”), QuinStreet, Inc. (the “Company”) has granted you a Restricted Stock Unit Award under its 2010 Equity Incentive Plan (the “Plan”) representing the right to receive the number of shares of the Company’s Common Stock indicated in the Grant Notice on the terms and conditions set forth herein and in the Grant Notice.  Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Restricted Stock Unit Award are as follows:

1.Vesting.  Subject to the limitations contained herein and the potential vesting acceleration provisions set forth in Section 9 hereof, your Restricted Stock Unit Award will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.  Immediately upon termination of your Continuous Service for any reason, any unvested portion of the Restricted Stock Unit Award shall be forfeited without consideration.

2.Conversion Into Shares.  Shares of Common Stock will be issued on the applicable vesting date (or, to the extent not administratively feasible, as soon as practicable thereafter).  As a condition to such issuance, you shall have satisfied your Tax Obligations as specified in this Agreement and shall have completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of such shares.  In no event will the Company be obligated to issue a fractional share.

3.Tax Treatment.

(a)Regardless of any actions taken by the Company, you will be ultimately responsible for any withholding tax liabilities, whether as a result of federal, state or other law and whether for the payment and satisfaction of any income tax, social security tax, payroll tax, or payment on account of other tax related to withholding obligations that arise by reason of the Restricted Stock Unit Award, incurred in connection with the Restricted Stock Unit Award becoming vested and Common Stock being issued, or otherwise incurred in connection with the Restricted Stock Unit Award (collectively, “Tax Obligations”).

(b)Unless otherwise determined by the Company in its sole discretion, and subject to applicable law, the Company shall require you to satisfy the Tax Obligations (as defined below) by the Company deducting from the shares of Common Stock otherwise deliverable to you in settlement of applicable portion of the Restricted Stock Unit Award on the vesting date a number of whole shares having a fair market value (as determined by the Company) as of the date on which the Tax Obligations arise not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.  The Company may in its sole discretion permit you to elect an alternative method of satisfying your Tax Obligations with notice to the Company, which may include the following if specified by the Company (and the Company may with notice to you require any of the following methods):  (i) by payment by you to the Company in cash or by check an amount equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law; or (ii) by the sale by you of a number of shares of Common Stock that are issued on the applicable vesting date under the Restricted Stock Unit Award, which the Company determines is sufficient to generate an amount that meets the Tax Obligations plus additional shares to account for rounding and market fluctuations, and payment of such tax withholding to the Company, and such shares may be sold as part of a block trade with other Participants.  You hereby authorize the Company to withhold such tax withholding amount from any amounts owing to you to the Company and to take any action necessary in accordance with this paragraph.

(c)The Restricted Stock Unit Award is intended to qualify for the short-term deferral exception to Section 409A of the Code described in the regulations promulgated thereunder, and therefore shares of Common Stock will be issued within 2½ months after the taxable year in which the applicable portion of the Restricted Stock Unit Award is no longer subject to a substantial risk of forfeiture.

4.Securities Law Compliance.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to deliver any Common Stock during any period when the Company determines that the conversion of any portion of the Restricted Stock Unit Award or the delivery of shares hereunder would violate any federal, state or other applicable laws and/or may issue shares subject to any restrictive legends that, as determined by the Company’s counsel, is necessary to comply with securities or other regulatory requirements.

5.Restrictions on Transfer of Awards.  You understand and agree that the Restricted Stock Unit Award may not be sold, given, transferred, assigned, pledged or otherwise hypothecated.

6.Capitalization Adjustments.  The number of shares of Common Stock subject to your Restricted Stock Unit Award may be adjusted from time to time for Capitalization Adjustments.

7.No Stockholder Rights.  You will have no voting or other rights as the Company’s other stockholders with respect to the shares of Common Stock underlying the Restricted Stock Unit Award until issuance of such shares.

8.Dividend Equivalent Units.  Unless otherwise determined by the Compensation Committee of the Company’s Board of Directors in its sole discretion, you shall not have any rights to dividends or dividend equivalents in the event that the Company pays a cash dividend to holders of Common Stock generally.

9.Vesting Following a Change in Control. The Change in Control Severance Agreement (the “CIC Agreement”), by and between you and the Company, shall apply to the vesting of your Restricted Stock Unit Award, subject to the terms and conditions thereof, in the event of a Change in Control (as defined in the CIC Agreement), and is incorporated by reference herein.

10.Award not a Service Contract.  Your Restricted Stock Unit Award is not an employment or service contract, and nothing in your Restricted Stock Unit Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment.  In addition, nothing in your Restricted Stock Unit Award shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

11.Notices. Any notices provided for in your Restricted Stock Unit Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12.Governing Plan Document.  Your Restricted Stock Unit Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Restricted Stock Unit Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Restricted Stock Unit Award and those of the Plan, the provisions of the Plan shall control.

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